Exhibit 23.2

                               Opinion of Counsel




                             Stephen B. Schneer, LLC
                          605 Third Avenue, Suite 1501
                               New York, NY 10158
                               Tel. (212) 972-1100
                               Fax (212) 983-5271


April 16, 2002


Board of Directors
The Global Medical Holdings, Inc.
16553 Turquoise Trail
Weston, FL 33331

Gentlemen:

         I refer to the forthcoming distribution of 600,000 Shares of Common Stock, par value $.001 of the company pursuant to a filing on Form SB-2 with the Securities and Exchange Commission. I have examined such corporate records of your company and other documents as I have deemed necessary to form the opinions herein expressed.

         Accordingly, I am of the opinion that:

1. The Global Medical Holdings, Inc. is a corporation organized, existing and in good standing under the laws of the State of Nevada.
2. The Company has an authorized capital stock of 25,000,000 Shares of Common Stock with a par value of $.001 per share. It has issued capital stock as is set forth in the Registration Statement and is authorized and empowered to own its properties and transact its business as described in the Prospectus.
3. The outstanding shares of Common Stock have been validly authorized and issued and are fully paid and non-assessable. The outstanding shares of Common Stock conform to the descriptions thereof contained in the Prospectus. The shares referred to above when issued in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.


         The undersigned hereby consents to the use of its name and opinion in the Registration Statement, the Prospectus contained therein and any further amendments thereto filed by the company with the Securities and Exchange Commission.

                                                      Very truly yours,
                                                      Stephen B. Schneer LLC

                                             By:  /s/ Stephen B. Schneer
                                                      -------------------------
                                                      Stephen B. Schneer